SCHEDULE 14A INFORMATION

        PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                             EXCHANGE ACT OF 1934
                              (AMENDMENT NO.  )

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/ / Preliminary Proxy Statement
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    14a-6(e)(2))
/X/ Definitive Proxy Statement
/ / Definitive Additional Materials
/ / Soliciting Materials Pursuant to sec.240.14a-11(c) or sec.240.14a-12

                           THE RYLAND GROUP, INC.
                           ---------------------
                (Name of Registrant as Specified in Charter)

                           THE RYLAND GROUP, INC.
                           ---------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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                                THE RYLAND GROUP, INC.
                               11000 Broken Land Parkway
                                Columbia, Maryland 21044



                      NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To the Stockholders:

  Notice is given that the Annual Meeting of Stockholders of The Ryland Group, Inc. will be held at Ryland's corporate headquarters, Fourth Floor, 11000 Broken Land Parkway, Columbia, Maryland, on April 21, 1999, at 8:00 a.m., Eastern Daylight Time, for the following purposes:

1. To elect nine directors to serve until the next Annual Meeting of Stockholders or until their successors are elected and shall qualify.

2.   To act upon other business properly brought before the meeting.

  Stockholders of record at the close of business on February 18, 1999, are entitled to vote at the meeting or any adjournment thereof. Please date and sign the enclosed proxy or proxies and return it or them in the accompanying postage-paid return envelope. You may revoke your proxy at any time prior to its exercise by filing with the Secretary of the Corporation an instrument of revocation or a duly executed proxy bearing a later date. Your proxy may also be revoked by attending the meeting and voting in person.

                                            By Order of the Board of Directors


                                            /s/ Timothy J. Geckle
                                            Timothy J. Geckle
                                            Secretary


March 10, 1999


                             PROXY STATEMENT

  The enclosed proxy is being solicited by The Ryland Group, Inc. (the "Corporation") for use at the Annual Meeting of Stockholders on April 21, 1999. This Proxy Statement and proxy are first being distributed to stockholders on approximately March 10, 1999. The Annual Report of the Corporation for the year ended December 31, 1998, including financial statements and accompanying notes, is enclosed with this Proxy Statement. A proxy may be revoked by the stockholder at any time prior to its exercise by filing with the Secretary of the Corporation an instrument of revocation or a duly executed proxy bearing a later date. It may also be revoked by attendance at the meeting and election to vote in person.

  The election of Directors requires a plurality of the votes cast with a quorum present. For the election of Directors, abstentions and broker non-votes are not votes cast and have no effect on the plurality vote required.

  The Corporation may solicit proxies by mail, personal interview or telephone by officers and other management employees of the Corporation, who will receive no additional compensation for their services. The cost of solicitation of proxies is borne by the Corporation. Arrangements will be made by the Corporation for the forwarding to beneficial owners, at the Corporation's expense, of soliciting materials by brokerage firms and others.

  Only stockholders of record at the close of business on February 18, 1999, are entitled to vote at the meeting or any adjournment thereof. The only outstanding securities of the Corporation entitled to vote at the meeting are shares of Common Stock and shares of ESOP Series A Convertible Preferred Stock. The holders of Preferred Stock vote together with the holders of Common Stock as one class. There were 14,836,113 shares of Common Stock outstanding as of the close of business on February 18, 1999. There were 408,732 shares of Preferred Stock outstanding as of the close of business on February 18, 1999. Neither Common Stock nor Preferred Stock have cumulative voting rights. Holders of Common Stock and Preferred Stock are entitled to one vote per share on all matters.
                                       1


                                                                ELECTION OF DIRECTORS

  All Directors (nine in number) are proposed for election to hold office until the next Annual Meeting of Stockholders or until the election and qualification of their successors.  The proxies solicited, unless directed to the contrary, will be voted FOR the nine persons named below.

   Management has no reason to believe that any nominee is unable or unwilling to serve as a Director; but if that should occur for any reason, the proxy holders reserve the right to vote for another person of their choice.

Name, Age and
Year in which
First Elected
a Director                    Principal Occupation for Five Prior Years and Other Information
-------------                 ----------------------------------------------------------------------------------------------
R. Chad Dreier                Chairman of the Board of Directors, President and Chief Executive Officer of the Corporation.
   51 (1993)

James A. Flick, Jr.           President, Chief Executive Officer and Director of Dome Corporation (real estate development
   64 (1990)                  and management services); Executive Vice President of Legg Mason Wood Walker, Inc. (investment firm) until 1994; Director of FTI Consulting, Inc., Capital One Financial Corporation,
                              Bethlehem Steel Credit Affiliates, and Youth Services International, Inc.

Leslie M. Frecon              President of L Frecon Enterprises; Senior Vice President, Corporate Finance, of General Mills,
   45 (1998)                  Inc. until 1998; Director of The Resource Companies.

Robert J. Gaw                 Executive Vice President of the Corporation and President of Ryland Mortgage Company until
   65 (1967)                  1996; Director of The Columbia Bank, Howard Business Ventures, and Mac-O-Cheek, Inc.

Leonard M. Harlan             President of Castle Harlan, Inc. (private merchant-banking firm), Castle Harlan Partners II,
   62 (1984)                  G.P., Inc. (corporate buyout fund) and Castle Harlan Partners III, G.P., Inc.; Chairman of the
                              Harlan Company until 1996; Director of Matrix Global Investments, Inc., and StackTeck Systems,
                              Inc.

William L. Jews               President and Chief Executive Officer of CareFirst, Inc.; President and Chief Executive
   47 (1994)                  Officer of Blue Cross Blue Shield of Maryland, Inc., until 1998; Director of National Blue
                              Cross/Blue Shield Association, Crown Central Petroleum Corp., Federal Reserve Bank of
                              Richmond, MuniMae, and Ecolab, Inc.

William G. Kagler             Chairman of the Executive Committee and member of the Board of Directors of Skyline Chili,
   66 (1985)                  Inc., until 1995; Chairman of the Board of Directors and Chief Executive Officer of Skyline
                              Chili, Inc., until 1994; Director of Fifth Third Bancorp and Union Central Life Insurance Co.

Charlotte St. Martin          Executive Vice President of Loews Hotels; President and Chief Executive Officer of Loews
   53 (1996)                  Anatole Hotel until 1995; Director of Gibson Greetings, Inc.

John O. Wilson                Chairman of the Investment Policy Committee, SDR Capital Management Group, San Francisco; and
   60 (1987)                  Senior Fellow, Berkeley Roundtable on International Economics, University of California-
                              Berkeley; Executive Vice President and Chief Economist of Bank of America Corporation until
                              1998; Director of Calpine Corporation, California Council on Science and Technology, and
                              Public Policy Institute of California.



  THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR EACH OF THE NOMINEES LISTED ABOVE. THE ELECTION OF THE NOMINEES REQUIRES A PLURALITY OF THE VOTES CAST WITH A QUORUM PRESENT.

                                      2

       SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

To the knowledge of the Corporation, the only beneficial owner of more than 5 percent of the outstanding shares of Common Stock, as of February 18, 1999, is as follows:
                                 Amount and Nature
    Name and Address           of Beneficial Ownership       Percent of Class
   -----------------           -----------------------       ----------------

The Prudential Insurance
Company of America                    1,485,025                      10.1
751 Broad Street
Newark, NJ 07102-3777

    According to Schedule 13G dated January 27, 1999, filed with the Securities and Exchange Commission, 4,600 of these shares are owned with sole voting and dispositive power, and 1,480,425 of these shares are owned with shared voting and dispositive power.

    The Corporation's Retirement Savings Opportunity Plan is the beneficial owner of 408,732 shares of ESOP Series A Convertible Preferred Stock representing 100 percent of the outstanding shares of Preferred Stock of the Corporation. All of these shares are owned with shared voting and shared dispositive power. The address of the Retirement Savings Opportunity Plan is c/o Vanguard Fiduciary Trust Company, 100 Vanguard Boulevard, Malvern, PA 19355.

    The following table sets forth, as of February 18, 1999, the number of shares of Common Stock of the Corporation beneficially owned by the Directors of the Corporation, nominees for Director, each of the executive officers named in the Summary Compensation Table, and by the Directors and executive officers as a group:

                                                          Number of Shares
            Name                                        Beneficially Owned (1)
------------------------------------------------------------------------------

R. Chad Dreier -----------------------------------------    441,223

James A. Flick, Jr. ------------------------------------     13,216

Leslie M. Frecon ---------------------------------------        233

Robert J. Gaw ------------------------------------------    113,347

Leonard M. Harlan --------------------------------------      7,566

William L. Jews ----------------------------------------      6,469

William G. Kagler --------------------------------------     16,569

Charlotte St. Martin -----------------------------------      3,469

John O. Wilson -----------------------------------------     10,566

Michael D. Mangan --------------------------------------     94,887

John M. Garrity ----------------------------------------     43,327

Frank J. Scardina --------------------------------------     56,921

Kipling W. Scott ---------------------------------------     54,060

Directors and executive officers as a group (16 persons)    921,707
----------------------------------------------------------------------------
(1) With the exception of Mr. Dreier, no other Director, nominee or executive officer beneficially owns more than 1 percent of the Corporation's outstanding Common Stock. Mr. Dreier beneficially owns 3.0 percent of the outstanding Common Stock of the Corporation Directors, nominees and executive officers as a group beneficially own
    6.2 percent of the outstanding Common Stock of the Corporation. All of the shares in the table are owned individually with sole voting and sole dispositive power.

    Includes shares subject to stock options which may be exercised within 60 days of February 18, 1999, as follows: Mr. Dreier, 336,400 shares;
    Mr. Flick, 6,100 shares; Mr. Gaw, 63,500 shares; Mr. Harlan, 6,100 shares; Mr. Jews, 5,000 shares; Mr. Kagler, 6,100 shares; Ms. St. Martin, 3,000 shares; Mr. Wilson, 6,100 shares; Mr. Mangan, 84,800 shares; Mr. Garrity, 36,500 shares; Mr. Scardina, 47,700 shares; Mr. Scott, 47,100 shares; and Directors and executive officers as a group, 698,500 shares.

    Includes shares subject to restricted stock units as follows: Mr. Dreier, 57,339 shares; Mr. Mangan, 4,608 shares; Mr. Garrity, 2,850 shares; Mr. Scardina, 3,101 shares; Mr. Scott, 2,795 shares; and executive officers as a group, 76,109 shares.

    Does not include shares of ESOP Series A Convertible Preferred Stock which have been allocated to participants' accounts under the Corporation's Retirement Savings Opportunity Plan as follows: Mr. Dreier, 733 shares; Mr. Mangan, 686 shares; Mr. Garrity, 610 shares; Mr. Scardina, 735 shares; Mr. Scott, 604 shares; and executive officers as a group, 4,580 shares.

                                      3

                INFORMATION CONCERNING THE BOARD OF DIRECTORS

    During 1998, the Board of Directors held five meetings. All Directors attended at least 75 percent of the meetings of the Board of Directors and of the committees of the Board of Directors on which they served during 1998.
The Board of Directors of the Corporation has Audit, Compensation, Finance and Nominating and Governance Committees.

     The Audit Committee of the Board of Directors is composed of Messrs. Flick and Gaw and Madames Frecon and St. Martin. The Audit Committee reviews the Corporation's financial statements and reports, the audit services provided by the Corporation's independent public accountants and the reports of the Corporation's internal auditors. During 1998, three meetings of the Audit Committee were held.

     The Compensation Committee of the Board of Directors determines or recommends the amount and form of compensation awarded and paid to executive officers and key employees of the Corporation as well as awards and distributions under the Corporation's compensation plans. Messrs. Flick, Jews and Kagler and Ms. St. Martin serve as its members. During 1998, the Compensation Committee held four meetings.

     The Finance Committee of the Board of Directors is composed of Messrs. Gaw, Harlan and Wilson and Ms. Frecon. The Finance Committee reviews and monitors the financial plans and capital structure of the Corporation. There were four meetings of the Finance Committee during 1998.

     The Nominating and Governance Committee recommends to the Board of Directors candidates to fill vacancies on the Board and makes recommendations about the composition of the Board's committees. Messrs. Harlan, Jews and Kagler are the members of the Nominating and Governance Committee, which held four meetings during 1998. The Nominating and Governance Committee will consider nominees suggested by stockholders for election to the Board of Directors. Recommendations by stockholders are forwarded to the Secretary of the Corporation and should identify the nominee by name and provide information about the nominee's background and experience.

                         COMPENSATION OF DIRECTORS

     Each Director who is not an employee receives an annual fee of $25,000; half of this amount is paid in cash and half is paid in the Corporation's Common Stock. Each non-employee Director is paid an additional $1,000 in cash for each meeting attended of the Board of Directors and of committees of the Board of Directors, with the exception of the Committee Chairperson who is paid $1,250 in cash. A Director may elect to have all or any part of the fees deferred under the Corporation's Executive and Director Deferred Compensation Plan. Under this Plan, amounts elected to be deferred are not included in a Director's gross income for income tax purposes until actually distributed to the Director. Directors who are employees of the Corporation do not receive additional compensation for service on the Board of Directors. During 1998, the Corporation donated $15,000 to charitable organizations designated by each Director.

     The Corporation maintains a Non-Employee Director Equity Plan pursuant to which non-employee Directors receive stock options. On December 31, 1998, the Corporation granted each non-employee Director an option to purchase 1,000 shares of Common Stock at an exercise price of $28.875 per share, with the exception of Ms. Frecon, who received her initial option to purchase 2,000 shares of Common Stock at an exercise price of $28.875 per share. The exercise price was the market price of the Common Stock on the date of grant. Stock options fully vest and become exercisable six months after the date of grant. Options are not exercisable after 10 years from the date of grant or three years after the date of termination of service on the Board of Directors.

                                      4

            1998 COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The Compensation Committee is comprised of four independent, non-employee directors. The Compensation Committee approves the design of, assesses the effectiveness of, and administers executive compensation programs in support of stockholder interests. The Compensation Committee also reviews and approves all salary arrangements and other compensation for executive officers, including the Chief Executive Officer, evaluates executive performance and considers related matters.

     The Corporation's mission is to become a leader in the homebuilding industry, optimize the strength of its mortgage operations and maximize stockholder value. To accomplish these objectives, the Corporation is pursuing a comprehensive business strategy that emphasizes earnings per share and return on stockholders' equity. The Compensation Committee is committed to implementing a compensation program which furthers the Corporation's mission. This program adheres to the following compensation policies which are intended to facilitate the achievement of the Corporation's business strategies:

    - All executive officers', including the Chief Executive Officer's, compensation programs should emphasize the relationship between pay and performance by including variable, at-risk compensation that is dependent upon the level of success in meeting specified financial and operational goals.

    - A significant portion of total compensation should be comprised of equity-based pay opportunities. Encouraging a personal proprietary interest provides a close identification with the Corporation and aligns executive officers' interests with those of stockholders. This promotes a continuing focus on building profitability and stockholder value.

    - Compensation opportunities should enhance the Corporation's ability to attract, retain and encourage the development of exceptionally knowledgeable and experienced executives upon whom the successful operation and management of the Corporation depend.

Components of Compensation

     The Compensation Committee relates total compensation levels for the Corporation's Chief Executive Officer and other executive officers to the compensation paid to executives of a peer group of companies. This peer group is comprised of large national homebuilding companies, which include many of the same companies which comprise the Dow/Home Construction Index in the Performance Graph included in this Proxy Statement. However, the Compensation Committee believes that the Corporation's competitors for executive talent also include other companies not included in this Index. Therefore, the Committee also reviews general industry survey data on companies of comparable revenue size and reviews and approves the selection of companies used for compensation comparison purposes.

     The key elements of the Corporation's executive compensation program are base salary, annual incentives and long-term incentive compensation. These key elements are addressed separately below. In determining each component of compensation, the Compensation Committee considers all elements of an executive's total compensation package.

Base Salary

     The Compensation Committee regularly reviews each executive's base salary. Base salaries are targeted at median competitive levels and are adjusted by the Compensation Committee to recognize varying levels of responsibility, experience and breadth of knowledge, internal equity issues, as well as external pay practices. Increases to base salaries are driven primarily by individual performance. Individual performance is evaluated based on the Compensation Committee's judgement of sustained levels of individual contribution to the Corporation.

     Effective December 21, 1998, Mr. Dreier, Chairman of the Board of Directors, President and Chief Executive Officer of the Corporation, received a 7.14 percent increase in base salary from $700,000 to $750,000 in recognition of the progress made by the Corporation during 1998 toward strengthening its financial condition and improving its profitability.

                                      5

Annual Incentives

     The annual incentive program promotes the Corporation's pay-for-performance philosophy by providing the Chief Executive Officer and other executive officers with direct financial incentives in the form of annual cash bonuses to achieve corporate, business unit and, in some cases, individual performance goals. Annual bonus opportunities allow the Corporation to communicate specific goals that are of primary importance during the coming year and to motivate executives to achieve these goals.

     Bonus opportunities are set at median competitive levels for the peer group of companies. The various bonus plans are designed to incent and reward above-average performance from the executives and their business units.

     Under the terms of his employment agreement, as in effect for 1998, Mr. Dreier was eligible for an annual bonus equal to 1.0 percent of the consolidated pretax income of the Corporation, as adjusted by the Compensation Committee to eliminate the effect of unusual items.

     Eligible executives on the corporate staff are assigned target bonus levels ranging from 50 to 75 percent of base salary. Bonuses are earned based on the extent to which pretax income goals established at the beginning of the year are achieved. Executives in the Corporation's homebuilding and mortgage operations receive bonuses based on a percentage of the pretax earnings of their business units, with no minimum or maximum bonus amounts.

Long-Term Incentives

     In keeping with the Corporation's commitment to provide a total compensation package which includes at-risk components, long-term incentive compensation comprises a significant portion of the value of an executive's total compensation package.

     When awarding long-term incentives, the Compensation Committee considers an executive's level of responsibility, prior compensation experience, historical award data, individual performance criteria and the compensation practices at peer group companies. Long-term incentives are in the form of stock options, restricted stock units and cash.

     Stock Options

     Stock options are granted at an option price which is the fair market value of the Common Stock on the date of grant. Accordingly, stock options have value only if the stock price appreciates. This design focuses executives on the creation of stockholder value over the long term. The size of the award can be adjusted based on individual factors and historical award data.

     TRG Incentive Plan

     The TRG Incentive Plan provides for awards of cash and restricted stock units based on the Corporation's financial performance during the year. Each year, the Compensation Committee establishes maximum award levels for each executive officer based on a percentage of the executive's base salary. Executives earn restricted stock units and cash based on the extent to which pre-established financial goals are achieved by the Corporation. Awards are payable one-half in restricted stock units and one-half in cash, with vesting occurring over three years.

     The Compensation Committee believes that the TRG Incentive Plan provides executives with an immediate link to the interest of stockholders, focuses them on company-wide performance and provides incentives that are longer-term than annual bonuses but less remote than retirement benefits. The Compensation Committee believes that the TRG Incentive Plan will enhance the Corporation's ability to maintain a stable executive team focused on the Corporation's long-term success.

     For 1998, the Compensation Committee designated return on stockholders' equity as the performance measure for purposes of the TRG Incentive Plan. Based on the Corporation's performance in 1998, which exceeded the targeted return on equity, the Compensation Committee determined the TRG Incentive Plan awards for 1998 would be paid at 120.5 percent.

     A target award value of 100 percent of base salary was established by the Compensation Committee for Mr. Dreier for 1998. Based on the Corporation's performance in 1998, which exceeded the targeted return on equity, Mr. Dreier received an award of restricted stock units and cash valued at $843,500 or
120.5 percent of base salary.

                                      6

Retirement Plans

     The Corporation does not sponsor a defined benefit retirement plan but does provide executives with the ability to accumulate retirement assets through defined contribution plans. Executive officers participate in the Corporation's Retirement Savings Opportunity Plan up to the statutory limits. Because of these statutory limits, the Corporation also offers executive officers the ability to defer additional pay and receive corresponding company-matching contributions through the Executive and Director Deferred Compensation Plan.

     For 1998, earnings credited to deferrals under the Executive and Director Deferred Compensation Plan were based on the nine investment choices offered pursuant to the Plan.

Policy with Respect to the $1 Million Deduction Limit

     It is the policy of the Compensation Committee to continually evaluate the qualification of compensation for exclusion from the $1 million limitation on corporate tax deductions under Section 162(m) of the Internal Revenue Code as well as other sections of the Internal Revenue Code, while maintaining flexibility to take actions which it deems to be in the interest of the Corporation and its stockholders which may not qualify for tax deductibility.

Conclusion

     The Compensation Committee believes these executive compensation policies and programs serve the interests of stockholders and the Corporation effectively. The various compensation vehicles offered are appropriately balanced to provide increased motivation for executives to contribute to the Corporation's overall future success, thereby enhancing the value of the Corporation for the stockholders' benefit.

     The Compensation Committee will continue to monitor the effectiveness of the Corporation's total compensation program to meet the current and future needs of the Corporation.

     Compensation Committee of the Board of Directors
        James A. Flick, Jr.
        William L. Jews
        William G. Kagler
        Charlotte St. Martin

                                      7


                                                                 SUMMARY COMPENSATION TABLE

                                                           Annual Compensation              Long-Term Compensation
                                                           --------------------             ----------------------
                                                                                                   Awards
                                                                                                   ------
                                                                       Other         Restricted   Securities
                                                                      Annual          Stock       Underlying   All Other
 Name and Principal Position          Year    Salary     Bonus(a)  Compensation(b)   Awards(c)    Options   Compensation(d)
 ---------------------------          ----    ------     --------  ---------------   --------     -------   ---------------
Mr. Dreier - Chairman of the          1998   $700,000   $1,119,773   $ 10,147        $281,185            0    $361,898
    Board of Directors,               1997   $655,000   $  586,943   $  7,291        $701,646      190,000    $199,642
    President and Chief Executive     1996   $630,000   $  197,978   $ 71,182        $      0       40,000    $ 44,542
    Officer of The Ryland Group, Inc.

Mr. Mangan - Executive Vice President 1998   $325,000   $  409,106   $      0        $104,441       35,000    $141,490
    and Chief Financial Officer of    1997   $312,000   $  280,590   $      0        $ 46,577       20,000    $ 78,119
    The Ryland Group, Inc.            1996   $300,000   $  123,525   $ 66,635        $      0       20,000    $ 21,305

Mr. Garrity - Senior Vice President   1998   $230,000   $  483,485   $      0        $ 64,651       35,000    $ 95,688
    of The Ryland Group, Inc.;        1997   $220,000   $  271,994   $      0        $ 28,741       15,000    $ 47,401
    President of the South Region     1996   $210,000   $   77,181   $      0               0       10,000    $ 17,321

Mr. Scardina - Senior Vice President  1998   $250,000   $  713,618   $      0        $ 70,282       35,000    $ 95,165
    of The Ryland Group, Inc.;        1997   $240,000   $  393,747   $      0        $ 31,349       15,000    $ 54,097
    President of the West Region      1996   $230,000   $  126,278   $      0        $      0       10,000    $ 22,698

Mr. Scott - Senior Vice President     1998   $230,000   $  480,624   $      0        $ 64,651       35,000    $ 92,719
    of The Ryland Group Inc.;         1997   $209,231   $  224,193   $ 16,960        $ 26,132       15,000    $ 93,895
    President of the North Region     1996   $190,000   $  128,100   $      0        $      0       10,000    $ 11,526
------------------------



(a) Includes bonuses for 1998, 1997 and 1996 which were paid in 1999, 1998 and 1997, respectively.

      Includes for 1998 and 1997, the dollar value of the initial vested portion of cash and restricted stock unit awards under the TRG Incentive Plan as follows: Mr. Dreier 1998 - $281,133, 1997 - $122,253; Mr.
      Mangan 1998 - $104,418, 1997 - $46,590; Mr. Garrity 1998 - $64,675, 1997
      $28,737; Mr. Scardina 1998 - $70,288, 1997 - $31,358; and Mr. Scott
      1998 - $64,675, 1997 - $26,132.

(b) Includes gross-up adjustments for taxes on relocation reimbursements as follows: Mr. Dreier 1996 - $66,083; Mr. Mangan 1996 - $66,635; and Mr.
      Scott 1997 - $16,960. Also includes Medicaid taxes and gross-up adjustments paid to Mr. Dreier for vested restricted stock units as follows: 1998 - $10,147; 1997 - $7,291; 1996 - $5,099.

(c) Amounts for 1998 and 1997 include restricted stock units awarded under the TRG Incentive Plan. The value of the restricted stock units for 1998 is based on the $28.875 closing price of the Corporation's Common Stock on the determination date of December 31, 1998. The value of the restricted stock units for 1997 is based on the $23.50 closing price of the Corporation's Common Stock on the determination date of December 31, 1997. The restricted stock units awarded under the TRG Incentive Plan vest one-third per year over three years. Holders of restricted stock units are entitled to quarterly dividend equivalent payments if the Corporation pays dividends on its Common Stock. Mr. Dreier was awarded 45,000 restricted stock units by the Corporation in 1997. The value of the restricted stock units, which is included as 1997 compensation, was based upon the $12.875 closing price of the Corporation's Common Stock on the date of grant. The units vest, and shares of Common Stock are delivered to Mr. Dreier in two annual installments of 15,000 and 30,000 shares on November 1, 1999, and November 1, 2000, respectively. Mr. Dreier is entitled to all regular quarterly dividend equivalent payments on the restricted stock units in the amount and to the extent dividends are paid by the Corporation on its Common Stock.

      At December 31, 1998, the number and value of restricted stock units held by named executive officers were as follows: Mr. Dreier - 57,339 units, $1,655,664; Mr. Mangan - 4,608 units, $133,056; Mr. Garrity -
      2,850 units, $82,294; Mr. Scardina - 3,101 units, $89,541; and Mr. Scott
      - 2,795 units, $80,706.

(d) Includes the Corporation's contributions to the Retirement Savings Opportunity Plan and the Executive and Director Deferred Compensation
      Plan:  Mr. Dreier 1998 - $71,497, 1997 - $51,178, 1996 - $43,923; Mr.
      Mangan 1998 - $34,325, 1997 - $26,092, 1996 - $20,999; Mr. Garrity 1998
      $28,949, 1997 - $17,831, 1996 - $17,100; Mr. Scardina 1998 - $22,638,
      1997 - $21,977, 1996 - $22,480; and Mr. Scott 1998 - $26,238, 1997 -
      $20,240, 1996 - $11,400; earnings on the Executive and Director Deferred Compensation Plan: Mr. Dreier 1997 - $23,056; and Mr. Mangan 1997 - $4,614, 1996 $132; the value of term life insurance paid under the Corporation's split dollar life insurance plan: Mr. Dreier 1998 $4,009, 1997 - $1,905, 1996 - $619; Mr. Mangan 1998 - $738, 1997 - $354, 1996 -
      $174; Mr. Garrity 1998 - $834, 1997 - $563, 1996 - $221; Mr. Scardina
      1998 - $885, 1997 - $532, 1996 - $218; and Mr. Scott 1998 - $689, 1997 -
      $283, 1996 - $126; deferred cash and earnings under the TRG Incentive
      Plan: Mr. Dreier 1998 - $286,392, 1997 - $123,503; Mr. Mangan 1998 -
      $106,427, 1997 - $47,059; Mr. Garrity 1998 - $65,905, 1997 - $29,007;
      Mr. Scardina 1998 - $71,642, 1997 - $31,588; and Mr. Scott 1998 -
      $65,792, 1997 - $26,332; and reimbursements for relocation expenses of Mr. Scott for 1997 in the amount of $47,040.

                                      8

                                 EMPLOYMENT AGREEMENTS

     On January 28, 1997, the Corporation entered into an employment agreement with Mr. Dreier for a period of four years beginning January 1, 1997. It provides for one-year extensions subject to a right of termination upon notice at least 180 days prior to the end of the agreement's term. Under the agreement, Mr. Dreier will receive a base salary of at least $655,000 per year and is eligible for an annual cash bonus equal to 1.0 percent of the adjusted consolidated pretax income of the Corporation. Mr. Dreier also received a stock option grant of 150,000 shares of the Corporation's Common Stock at an exercise price of $12.75 per share. Mr. Dreier was also granted 45,000 restricted stock units that vest and are paid in the amount of 15,000 shares of Common Stock on November 1, 1999, and 30,000 shares of Common Stock on November 1, 2000. If Mr. Dreier's employment is terminated without "cause," Mr. Dreier receives salary and benefits for the remaining term of the agreement or 18 months, whichever is greater, and a bonus payment for the year of termination. In the event of a termination of Mr. Dreier's employment within three years of a "change-in-control" of the Corporation, he receives a payment equal to three times his highest annual salary and bonus, accelerated vesting under benefit plans of the Corporation, and relocation and outplacement assistance.

     In September 1995, the Corporation entered into an employment agreement with Mr. Mangan for an initial period of three years. This agreement was amended and restated as of January 28, 1997. The agreement provides for automatic one-year extensions subject to a right of termination upon notice at least three months prior to the end of the agreement's term. Under the agreement, Mr. Mangan will receive a base salary of at least $312,000 per year and an annual cash bonus with a target award of 75 percent of his base salary. If Mr. Mangan's employment is terminated without "cause," Mr. Mangan receives salary and benefits for the remaining term of the agreement or 18 months, whichever is greater, and a prorated bonus payment for the year of termination. In the event of a termination of Mr. Mangan's employment within three years of a "change-in-control" of the Corporation, he receives a payment equal to three times his highest annual salary and bonus, accelerated vesting under benefit plans of the Corporation, and relocation and outplacement assistance.

     The Corporation has senior executive severance agreements pursuant to which, upon termination of employment within three years of a "change-in-control" of the Corporation, certain executive officers, including Messrs. Garrity, Scardina, and Scott, receive a cash payment equal to two times the highest annual compensation, as defined in the agreement, paid during the three years prior to termination, accelerated vesting under benefit plans of the Corporation, and relocation and outplacement assistance.

                                      9



                                                        STOCK OPTION GRANTS IN 1998

                                                                                           Potential Realizable Value at
                                                                                         Assumed Annual Rates of Stock Price
                   Number of           Percent of Total                               Appreciation for 10-Year Option Term
             Securities Underlying    Options Granted to   Exercise Price    Expiration
  Name         Options Granted(a)      Employees in 1998       ($/Share)         Date             5%                10%
-------        ---------------------   ------------------   --------------    -----------     ---------          --------
Mr. Mangan           20,000                 3.1               $23.50          01/02/08       $285,400             $732,848
                     15,000                 2.4               $25.19          09/17/08       $237,604             $602,136

Mr. Garrity          20,000                 3.1               $23.50          01/02/08       $285,400             $732,848
                     15,000                 2.4               $25.19          09/17/08       $237,604             $602,136

Mr. Scardina         20,000                 3.1               $23.50          01/02/08       $285,400             $732,848
                     15,000                 2.4               $25.19          09/17/08       $237,604             $602,136

Mr. Scott            20,000                 3.1               $23.50          01/02/08       $285,400             $732,848
                     15,000                 2.4               $25.19          09/17/08       $237,604             $602,136

(a)   These stock options are exercisable at a rate of 33, 33 and 34 percent per year beginning on the first anniversary of the date of grant.

                                                    AGGREGATED STOCK OPTION EXERCISES IN 1998
                                                        AND YEAR-END STOCK OPTION VALUES


                                                   Number of Securities Underlying        Value of Unexercised In-the-
                                                   Unexercised Options at Year End         Money Options at Year End
                   Shares Acquired     Value       -------------------------------         ---------------------------
      Name           on Exercise      Realized       Exercisable      Unexercisable        Exercisable    Unexercisable
 ------------        ---------------  --------      -------------     -------------        -----------    -------------

Mr. Dreier                 0          $      0          259,600          140,400            $3,188,800      $2,214,950

Mr. Mangan                 0          $      0           64,800           55,200            $  948,150      $  464,038

Mr. Garrity           10,000          $135,000           21,550           48,450            $  307,256      $  364,931

Mr. Scardina               0          $      0           32,750           48,450            $  427,906      $  364,931

Mr. Scott             10,000          $127,175           32,150           48,450            $  387,906      $  364,931



                                                               10

      COMPARISON OF CUMULATIVE TOTAL STOCKHOLDER RETURN ON COMMON STOCK
                  (Stock Price Appreciation Plus Dividends)


      This chart graphs the Corporation's performance in the form of cumulative total return to stockholders during the previous five years in comparison to the Standard and Poor's 500 Index and the Dow/Home Construction Index. The Dow / Home Construction Index includes the following companies:
Pulte Corporation; Centex Corporation; Clayton Homes; Inc.; Kaufman and
Broad Home Corporation; Oakwood Homes Corporation; Champion Enterprises, Inc.;Lennar Corporation; Walter Industries, Inc.; and Toll Brothers, Inc.

                     [Performance Graph Appears Here]

In the printed version of the document, a line graph appears which depicts the following plot points:


                              12/93    12/94   12/95   12/96   12/97   12/98
The Ryland Group, Inc.          100       77      75      76     135     167
S&P 500                         100      101     139     171     229     294
Dow/Home Construction Index     100       68     101      97     150     160

(a) Assumes that the value of the Common Stock of the Corporation and the Indices were $100 on January 1, 1994, and that all dividends were reinvested.

                                      11

             SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Based upon the Corporation's review of Forms 3, 4 and 5, as well as any amendments submitted to the Corporation during 1998 for any person subject to
Section 16 of the Securities Exchange Act of 1934 (The Exchange Act), there were no persons who failed to file on a timely basis during 1998 reports required by Section 16(a) of The Exchange Act.

                           STOCKHOLDERS' PROPOSALS

     Proposals of stockholders intended to be presented at the next Annual Meeting of Stockholders of the Corporation must be received by the Corporation on or before November 10, 1999, and must comply with the applicable rules of the Securities and Exchange Commission in order to be included in the Corporation's Proxy Statement and proxy relating to the 2000 Annual Meeting of Stockholders. In addition, under the Corporation's bylaws, in order for a shareholder proposal or director nomination to come before the Annual Meeting of Stockholders, proposals and nominations, made in accordance with the bylaws of the Corporation, require appropriate notice to the Corporation of the proposal or nomination not less than 75 days prior to the date of the Annual Stockholders' Meeting. If less than 100 days' notice of the date of the Annual Meeting of Stockholders is given by the Corporation, then the Corporation must receive the notice of nomination or the proposal not later than the close of business on the 10th day following the date the Corporation first mailed the notice or made public disclosure of the meeting. In this regard, notice is given that the 2000 Annual Meeting of Stockholders is expected to be held on the third Wednesday of April in 2000, or on or before the 30th day thereafter, as determined by the Board of Directors in accordance with the Corporation's bylaws.

                                    OTHER MATTERS

If any other business should come before the meeting, the proxy holders will vote according to their discretion.

                                      12

                         PARTICIPANT INSTRUCTION CARD

                            THE RYLAND GROUP, INC.
         Participant Proxy Solicited on Behalf of the Board of Directors
               Annual Meeting of Stockholders - April 21, 1999

  The undersigned participant in The Ryland Group, Inc. Retirement Savings Opportunity Plan acknowledges receipt of the Proxy Statement and Notice of Annual Meeting of Stockholders, dated March 10, 1999, and hereby instructs Vangaurd Fidelity Trust Company, the Trustee, to vote all shares which the undersigned may be entitled to vote at the Annual Meeting of Stockholders of the Corporation to be held at Ryland's corporate headquarters, 4th Floor, 11000 Broken Land Parkway, Columbia, Maryland, on Wednesday, April 21, 1999 at 8:00 A.M., Eastern Daylight Time, and at any adjornments thereof.

                  (Continued and signed on reverse side)

The shares represented by this instruction card, when properly executed, will be voted in accordance with the instructions herein. In the absence of specific instructions, this proxy will be voted FOR the nominees listed below, and in the discretion of the proxies upon other business properly brought before the meeting.

Please mark your votes as indicated in this example     /X/

1.  ELECTION OF DIRECTORS          FOR all      WITHHOLD AUTHORITY
                                   nominees      for all nominees
                                     /  /              /  /

Nominees: Mr. Dreier, Mr. Flick, Ms. Frecon,
Mr. Gaw, Mr. Harlan, Mr. Jews, Mr. Kagler,
Ms. St. Martin, Mr. Wilson

Instruction: To withhold authority to vote for any individual nominee, write that nominee's name in the space provided below.

-----------------------------------------------------

2. In their discretion upon other business as may properly come before the meeting.

Please sign, date and return this proxy promptly in the enclosed postage paid envelope.

Signature _______________   Signature ______________  Date _________

NOTE: Please sign your name exactly as it appears hereon. If stock is registered in more than one name, each joint owner must sign. When signing as attorney, executor, administrator, guardian or corporate officer, please give your full title as such.


                        THE RYLAND GROUP, INC.
          Proxy Solicited on Behalf of the Board of Directors
            Annual Meeting of Stockholders - April 21, 1999

  The undersigned stockholder of The Ryland Group, Inc. (the "Corporation") acknowledges receipt of the Proxy Statement and Notice of Annual Meeting of Stockholders, dated March 10, 1999, and hereby constitutes and appoints
R. CHAD DREIER, Chairman of the Board of Directors, and ROBERT J. GAW, and each of them, as true and lawful proxies with full power of substitution, to vote all shares which the undersigned may be entitled to vote at the Annual Meeting of Stockholders of the Corporation to be held at Ryland's corporate headquarters 4th Floor, 11000 Broken Land Parkway, Columbia, Maryland, on Wednesday, April 21, 1999, at 8:00 A.M., Eastern Daylight Time, and at any adjornments thereof.

                 (Continued and signed on reverse side)

This proxy, when properly executed, will be voted in accordance with the instructions herein. In the absence of specific instructions, this proxy will be voted FOR the nominees listed below, and in the discretion of the proxies upon othe business properly brought before the meeting.

Please mark your votes as indicated in this example    /X/

1. ELECTION OF DIRECTORS              FOR all        WITHHOLD AUTHORITY
                                      nominees       for all nominees
                                       /  /                /  /

Nominees:  Mr. Dreier, Mr. Flick, Ms. Frecon,
Mr. Gaw, Mr. Harlan, Mr. Jews, Mr. Kagler,
Ms. St. Martin, Mr. Wilson

INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee's name in the space provided below.

_____________________________________________________

2. In their discretion upon other business as may properly come before the meeting.

Please sign, date and return this proxy promply in the enclosed postage paid envelope.

Signature ________________   Signature ________________   Date __________

NOTE: Please sign your name exactly as it appears hereon. If stock is registered in more than one name, each joint owner must sign. When signing as attorney, executor, administrator, gaurdian or corporate officer, please give your full title as such.